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                                                      REGISTRATION NO. 001-11639
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 10/A


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR (G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                AMENDMENT NO. 1


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                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

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
                     DELAWARE                                          22-3408857
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                              600 MOUNTAIN AVENUE
                             MURRAY HILL, NJ 07974
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (201) 606-2810

       Securities to be registered pursuant to Section 12(b) of the Act:

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
                     Title of each class                          Name of each exchange on which
                     to be so registered                          each class is to be registered
          COMMON STOCK,                                      NEW YORK STOCK EXCHANGE
          PAR VALUE $.01 PER SHARE
          PREFERRED SHARE PURCHASE RIGHTS                    NEW YORK STOCK EXCHANGE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

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                            LUCENT TECHNOLOGIES INC.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


     This sheet references the sections in the prospectus of Lucent Technologies Inc. filed as exhibit 99.1 to this Registration Statement (the "Prospectus") in which the information required to be included in this Registration Statement in response to the items of Form 10 -- General Form For Registration of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 is located, which sections are hereby incorporated by reference.



ITEM                                                               LOCATION IN
NO.                   DESCRIPTION                                THE PROSPECTUS
----                                               -------------------------------------------
  1.  Business...................................  Prospectus Summary; Risk Factors; The
                                                   Company; Business; Certain Transactions in
                                                   Connection with the Offerings;
                                                   Capitalization
  2.  Financial Information......................  Selected Financial Data; Pro Forma
                                                   Condensed Financial Statements;
                                                   Management's Discussion and Analysis of
                                                   Financial Condition and Results of
                                                   Operations
  3.  Properties.................................  Business -- Properties
  4.  Securities Ownership of Certain
      Beneficial Owners and Management...........  The Company; Management; Principal
                                                   Stockholder
  5.  Directors and Officers.....................  Management
  6.  Executive Compensation.....................  Management; Arrangements Between the
                                                   Company and AT&T
  7.  Certain Relationships and Related
      Transactions...............................  The Company; Certain Transactions in
                                                   Connection with the Offerings; Arrangements
                                                   Between the Company and AT&T
  8.  Legal Proceedings..........................  Business -- Legal Proceedings
  9.  Market Price of and Dividends on
      The Registrant's Common Equity and
      Related Stockholder Matters................  Dividend Policy; Shares Eligible for Future
                                                   Sale
 10.  Recent Sales of Unregistered Securities....  Not Applicable
 11.  Description of Registrant's Securities
      to be Registered...........................  Description of Capital Stock
 13.  Financial Statements and
      Supplementary Data.........................  Lucent Technologies Inc. -- Index to
                                                   Financial Statements and the statements
                                                   referenced thereon
 14.  Changes In and Disagreements with
      Accountants on Accounting and
      Financial Matters..........................  Not Applicable


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ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS



     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.



     The Restated Certificate of Incorporation of the Company (the
"Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.



     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.



     The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.


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


     The Separation and Distribution Agreement by and among the Company, AT&T
Corp. ("AT&T") and NCR Corporation ("NCR") provides for indemnification by the Company of AT&T and its directors, officers and employees for certain liabilities, including liabilities under the Act.


ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements.

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
         (i)     Report of Independent Auditors
         (ii)    Consolidated Statements of Operations for the three years ended December 31,
                 1995
         (iii)   Consolidated Balance Sheets at December 31, 1995 and 1994
         (iv)    Consolidated Statements of Changes in Stockholder's Equity for the three years ended December 31, 1995
         (v)     Consolidated Statements of Cash Flows for the three years ended December 31,
                 1995
         (vi)    Notes to Consolidated Financial Statements

     (b) Exhibits.


           3.1  Form of Restated Certificate of Incorporation (incorporated by reference to
                Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No.
                333-00703)).
           3.2  Form of By-laws (incorporated by reference to Exhibit 3.2 to the Company's
                Registration Statement on Form S-1 (No. 333-00703)).
           4.1  Form of the Company's Common Stock certificate (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No.
                333-00703)).
           4.2  Rights Agreement between the Company and First Chicago Trust Co. of New York,
                as Rights Agent, dated March   , 1996 (incorporated by reference to Exhibit
                4.2 to the Company's Registration Statement on Form S-1 (No. 333-00703)).
          10.1  Separation and Distribution Agreement by and among the Company, AT&T and NCR, dated as of February 1, 1996 (incorporated by reference to Exhibit 10.1 to the
                Company's Registration Statement on Form S-1 (No. 333-00703)).
          10.2  Form of Employee Benefits Agreement by and between AT&T and the Company, dated as of February 1, 1996 (incorporated by reference to Exhibit 10.2 to the
                Company's Registration Statement on Form S-1 (No. 333-00703)).
          10.3  General Purchase Agreement by and between AT&T and the Company, dated as of
                February 1, 1996 (incorporated by reference to Exhibit 10.3 to the Company's
                Registration Statement on Form S-1 (No. 333-00703)).
          10.4  Interim Services and Systems Replication Agreement by and among AT&T, the
                Company and NCR, dated as of February 1, 1996 (incorporated by reference to
                Exhibit 10.4 to the Company's Registration Statement on Form S-1 (No.
                333-00703)).
          10.5  Brand License Agreement by and between the Company and AT&T, dated as of
                February 1, 1996 (incorporated by reference to Exhibit 10.5 to the Company's
                Registration Statement on Form S-1 (No. 333-00703)).


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


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
          10.6  Tax Sharing Agreement by and among the Company, AT&T and NCR, dated as of
                February 1, 1996 (incorporated by reference to Exhibit 10.6 to the Company's
                Registration Statement on Form S-1 (No. 333-00703)).
          10.7  Form of Patent License Agreement among AT&T, NCR and the Company (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form
                S-1 (No. 333-00703)).
          10.8  Form of Technology License Agreement among AT&T, NCR and the Company
                (incorporated by reference to Exhibit 10.8 to the Company's Registration
                Statement on Form S-1 (No. 333-00703)).
          12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges.
          21.1  Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the
                Company's Registration Statement on Form S-1 (No. 333-00703)).
          23.1  Consent of Coopers & Lybrand.
          27.1  Financial Data Schedule.
          99.1  Prospectus of the Company issued March 12, 1996 forming a part of the
                Company's Registration Statement on Form S-1 (No. 333-00703).


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                                   SIGNATURES

     Pursuant to the requirements of Section 10 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LUCENT TECHNOLOGIES INC.
                                                (Registrant)


Date March 12, 1996                       By     /s/  DONALD K. PETERSON


                                            ------------------------------------
                                                     Donald K. Peterson

                                                  Executive Vice President

                                                and Chief Financial Officer

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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
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
  3.1    Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit
         3.1 to the Company's Registration Statement on Form S-1 (No. 333-00703)).
  3.2    Form of By-Laws (incorporated by reference to Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 (No. 333-00703)).
  4.1    Form of the Company's Common Stock certificate (incorporated by reference to Exhibit
         4.1 to the Company's Registration Statement on Form S-1 (No. 333-00703)).
  4.2    Rights Agreement between the Company and First Chicago Trust Co. of New York, as
         Rights Agent, dated March   , 1996 (incorporated by reference to Exhibit 4.2 to the
         Company's Registration Statement on Form S-1 (No. 333-00703)).
 10.1    Separation and Distribution Agreement by and among the Company, AT&T and NCR, dated as of February 1, 1996 (incorporated by reference to Exhibit 10.1 to the Company's
         Registration Statement on Form S-1 (No. 333-00703)).
 10.2    Form of Employee Benefits Agreement by and between AT&T and the Company, dated as of
         February 1, 1996 (incorporated by reference to Exhibit 10.2 to the Company's
         Registration Statement on Form S-1 (No. 333-00703)).
 10.3    General Purchase Agreement by and between AT&T and the Company, dated as of February
         1, 1996 (incorporated by reference to Exhibit 10.3 to the Company's Registration
         Statement on Form S-1 (No. 333-00703)).
 10.4    Interim Services and Systems Replication Agreement by and among AT&T, the Company and NCR, dated as of February 1, 1996 (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (No. 333-00703)).
 10.5    Brand License Agreement by and between the Company and AT&T, dated as of February 1,
         1996 (incorporated by reference to Exhibit 10.5 to the Company's Registration
         Statement on Form S-1 (No. 333-00703)).
 10.6    Tax Sharing Agreement by and among the Company, AT&T and NCR, dated as of February
         1, 1996 (incorporated by reference to Exhibit 10.6 to the Company's Registration
         Statement on Form S-1 (No. 333-00703)).
 10.7    Form of Patent License Agreement among AT&T, NCR and the Company (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 (No.
         333-00703)).
 10.8    Form of Technology License Agreement among AT&T, NCR and the Company (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1
         (No. 333-00703)).
 12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges.
 21.1    Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the
         Company's Registration Statement on Form S-1 (No. 333-00703)).
 23.1    Consent of Coopers & Lybrand L.L.P.
 27.1    Financial Data Schedule.
 99.1    Prospectus of the Company issued March 12, 1996 forming a part of the Company's
         Registration Statement on Form S-1 (No. 333-00703).